Exhibit 3.1
BYLAWS
OF
FISHER COMMUNICATIONS, INC.

FISHER COMMUNICATIONS, INC.
AMENDMENTS

Section	Effect of Amendment	Date of Amendment

CONTENTS

SECTION 1	1
SECTION 2	1
2.1 Annual Meeting	1
2.2 Special Meetings	1
2.3 Meetings by Communication Equipment	1
2.4 Date, Time and Place of Meeting	1
2.5 Notice of Meeting	1
2.6 Business for Shareholders’ Meetings	2
2.6.1 Business at Annual Meetings	2
2.6.2 Business at Special Meetings	2
2.6.3 Notice to Corporation	3
2.7 Waiver of Notice	3
2.8 Fixing of Record Date for Determining Shareholders	3
2.9 Voting Record	3
2.10 Quorum	3
2.11 Manner of Acting	3
2.12 Proxies	4
2.13 Voting of Shares	4
2.14 Voting for Directors	4
2.15 Action by Shareholders Without a Meeting	4
2.16 Inspectors of Election	4
2.16.1 Appointment	4
2.16.2 Duties	4
SECTION 3	5
3.1 General Powers	5
3.2 Number and Tenure	5
3.3 Nomination and Election	5
3.3.1 Nomination	5
3.3.2 Election	5
3.4 Annual and Regular Meetings	6
3.5 Special Meetings	6
3.6 Meetings by Communications Equipment	6
3.7 Notice of Special Meetings	6
3.7.1 Personal Delivery	6
3.7.2 Delivery by Mail	6

3.7.3 Delivery by Private Carrier	6
3.7.4 Facsimile Notice	6
3.7.5 Delivery by Email	6
3.7.6 Oral Notice	6
3.8 Waiver of Notice	7
3.8.1 In Writing	7
3.8.2 By Attendance	7
3.9 Quorum	7
3.10 Manner of Acting	7
3.11 Presumption of Assent	7
3.12 Action by Board or Committees Without a Meeting	7
3.13 Resignation	7
3.14 Removal	7
3.15 Vacancies	7
3.16 Committees	8
3.16.1 Creation of Committees	8
3.16.2 Authority of Committees	8
3.16.3 Quorum and Manner of Acting	8
3.16.4 Minutes of Meetings	8
3.16.5 Resignation	8
3.16.6 Removal	8
3.17 Compensation	8
SECTION 4	9
4.1 Appointment and Term	9
4.2 Resignation	9
4.3 Removal	9
4.4 Contract Rights of Officers	9
4.5 Chairman of the Board	9
4.6 Chief Executive Officer	9
4.7 President	9
4.8 Vice President	9
4.9 Secretary	10
4.10 Treasurer	10
4.11 Salaries	10
SECTION 5	10
5.1 Contracts	10

5.2 Loans to the Corporation	10
5.3 Checks, Drafts, Etc.	10
5.4 Deposits	10
SECTION 6	10
6.1 Issuance of Shares	10
6.2 Certificates for Shares	10
6.3 Stock Records	11
6.4 Transfer of Shares	11
6.5 Lost or Destroyed Certificates	11
SECTION 7	11
SECTION 8	11
SECTION 9	11
SECTION 10	11
10.1 Right to Indemnification	11
10.2 Restrictions on Indemnification	12
10.3 Advancement of Expenses	12
10.4 Right of Indemnitee to Bring Suit	12
10.5 Procedures Exclusive	12
10.6 Nonexclusivity of Rights	12
10.7 Insurance, Contracts and Funding	12
10.8 Indemnification of Employees and Agents of the Corporation	13
10.9 Persons Serving Other Entities	13
SECTION 11	13

BYLAWS
OF
FISHER COMMUNICATIONS, INC.
SECTION 1. OFFICES
     The principal office of the corporation shall be located at the principal place of business or such other place as the Board of Directors (“Board”) may designate. The corporation may have such other offices, either within or without the State of Washington, as the Board may designate or as the business of the corporation may require from time to time.
SECTION 2. SHAREHOLDERS
     2.1 Annual Meeting
     The annual meeting of the shareholders shall be held the at such place and time and on such date as determined by the Board of Directors for the purpose of electing Directors and transacting such other business as may properly come before the meeting. If the day fixed for the annual meeting is a legal holiday at the place of the meeting, the meeting shall be held on the next succeeding business day. At any time prior to the commencement of the annual meeting, the Board may postpone the annual meeting for a period of up to 120 days from the date fixed for such meeting in accordance with this subsection 2.1.
     2.2 Special Meetings
     The Chairman of the Board or the Board may call special meetings of the shareholders for any purpose. Further, a special meeting of the shareholders shall be held if the holders of not less than 25% of all the votes entitled to be cast on any issue proposed to be considered at such special meeting have dated, signed and delivered to the Secretary, no later than 20 business days prior to the date of such meeting, one or more written demands for such meeting, describing the purpose or purposes for which it is to be held.
     2.3 Meetings by Communication Equipment
     Shareholders may participate in any meeting of the shareholders by any means of communication by which all persons participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence at a meeting.
     2.4 Date, Time and Place of Meeting
     Except as otherwise provided herein, all meetings of shareholders, including those held pursuant to demand by shareholders as provided herein, shall be held on such date and at such time and place, within or without the State of Washington, designated by or at the direction of the Board.
     2.5 Notice of Meeting
     Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by or at the direction of the Board or the Chairman of the Board to each shareholder entitled to notice of or to vote at the meeting not less than 10 nor more than 60 days before the meeting, except that notice of a meeting to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, the sale, lease, exchange or other disposition of all or substantially all of the corporation’s assets other than in the regular course of business or the dissolution of the corporation shall be given not less than 20 nor more than 60 days before such meeting. If an annual or special shareholders’ meeting is adjourned to a different date, time or place, no notice of the new date, time or place is required if they are announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, notice of the adjourned meeting must be given to shareholders entitled to notice of or to vote as of the new record date.
Such notice may be transmitted by mail, telegraph, teletype, facsimile equipment, air courier, ground courier, personal delivery or electronic transmission. If these forms of written notice are impractical in the view of the Board, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, written notice may be transmitted by an advertisement in a newspaper of general circulation in the area of the corporation’s principal office. Notice to shareholders in an electronic transmission is effective only with respect to shareholders that have consented, in the form of a record, to receive electronically transmitted notices and designated in the consent the address, location or system to which these notices may be electronically transmitted. Notice provided in an electronic transmission includes material required or permitted to accompany the notice by the Washington Business Corporation Act or other applicable statute or regulation. A shareholder that has consented to receipt of electronically transmitted notices may revoke the consent by delivering a revocation to the corporation in the form of a record. The consent of a shareholder to receive notice by electronic transmission is revoked if the corporation is unable to electronically transmit two consecutive notices given by the corporation in accordance with the consent, and this inability becomes known to the Secretary of the corporation, the transfer agent or any other person responsible for giving the notice. The inadvertent failure by the corporation to treat this inability as a revocation does not invalidate any meeting or other action.
     Such notice shall be deemed effective as follows:
          (a) Notice by Mail. Notice given by mail is effective when deposited in the United States mail, first-class postage prepaid, properly addressed to the shareholder at the shareholder’s address as it appears in the corporation’s current record of shareholders.
          (b) Notice by Telegraph, Teletype or Facsimile Equipment. Notice given by telegraph, teletype or facsimile equipment that transmits a facsimile of the notice is effective when dispatched to the shareholder’s address, telephone number or other number appearing on the records of the corporation.
          (c) Notice by Air Courier. Notice given by air courier is effective when dispatched, if prepaid and properly addressed to the shareholder at the shareholder’s address as it appears in the corporation’s current record of shareholders.
          (d) Notice by Ground Courier or Other Personal Delivery. Notice given by ground courier or other personal delivery is effective when received by a shareholder.
          (e) Notice by Electronic Transmission. Notice provided in an electronic transmission, if in comprehensible form, is effective when it (i) is electronically transmitted to an address, location or system designated by the recipient for that purpose, or (ii) has been posted on an electronic network and a separate record of the posting has been delivered to the recipient together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.
          (f) Notice by Publication. Notice given by publication is effective five days after first publication.
     2.6 Business for Shareholders’ Meetings
          2.6.1 Business at Annual Meetings
     In addition to the election of Directors, other proper business may be transacted at an annual meeting of shareholders, provided that such business is properly brought before such meeting. To be properly brought before an annual meeting, business must be (a) brought by or at the direction of the Board or (b) brought before the meeting by a shareholder pursuant to written notice thereof, in accordance with subsection 2.6.3 hereof, and received by the Secretary not fewer than 90 nor more than 120 days prior to the anniversary date of the prior year’s annual meeting; provided that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 90th day and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the tenth day following the day on which the notice of the date of the annual meeting was mailed or such public disclosure was made. No business shall be conducted at any annual meeting of shareholders except in accordance with this subsection 2.6.1. If the facts warrant, the Board, or the chairman of an annual meeting of shareholders, may determine and declare (a) that a proposal does not constitute proper business to be transacted at the meeting or (b) that business was not properly brought before the meeting in accordance with the provisions of this subsection 2.6.1 and, if, in either case, it is so determined, any such business shall not be transacted. In addition to the procedures set forth in this subsection 2.6.1, shareholders desiring to include a proposal in the Corporation’s proxy statement must also comply with the requirements set forth in Rule 14a-8 under Section 14 of the Securities Exchange Act of 1934, as amended, or any successor provision.
          2.6.2 Business at Special Meetings
     At any special meeting of the shareholders, only such business as is specified in the notice of such special meeting given by or at the direction of the person or persons calling such meeting, in accordance with subsection 2.2 hereof, shall come before such meeting.

          2.6.3 Notice to Corporation
     Any written notice required to be delivered by a shareholder to the corporation pursuant to subsection 2.2, subsection 2.6.1 or subsection 2.6.2 hereof must be given, either by personal delivery or by registered or certified mail, postage prepaid, to the Secretary at the corporation’s principal executive offices. Any such shareholder notice shall set forth (i) the name and address of the shareholder proposing such business; (ii) a representation that the shareholder is entitled to vote at such meeting and a statement of the number of shares of the corporation that are beneficially owned by the shareholder; (iii) a representation that the shareholder intends to appear in person or by proxy at the meeting to propose such business; and (iv) as to each matter the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the language of the proposal (if appropriate), and any material interest of the shareholder in such business.
     2.7 Waiver of Notice
     Whenever any notice is required to be given to any shareholder under the provisions of these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice and delivered to the corporation, whether before or after the date and time of the meeting, shall be deemed equivalent to the giving of such notice. Further, notice of the time, place and purpose of any meeting will be deemed to be waived by any shareholder by attendance thereat in person or by proxy, unless such shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.
     2.8 Fixing of Record Date for Determining Shareholders
     For the purpose of determining shareholders entitled (a) to notice of or to vote at any meeting of shareholders or any adjournment thereof, (b) to demand a special meeting, or (c) to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board may fix a future date as the record date for any such determination. Such record date shall be not more than 70 days, and in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action requiring such determination is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting, the record date shall be the day immediately preceding the date on which notice of the meeting is first given to shareholders. Such a determination shall apply to any adjournment of the meeting unless the Board fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no record date is set for the determination of shareholders entitled to receive payment of any stock dividend or distribution (other than one involving a purchase, redemption, or other acquisition of the corporation’s shares) the record date shall be the date the Board authorizes the stock dividend or distribution.
     2.9 Voting Record
     At least 10 days before each meeting of shareholders, an alphabetical list of the shareholders entitled to notice of such meeting shall be made, arranged by voting group and by each class or series of shares therein, with the address of and number of shares held by each shareholder. This record shall be kept at the principal office of the corporation for 10 days prior to such meeting, and shall be kept open at such meeting, for the inspection of any shareholder or any shareholder’s agent.
     2.10 Quorum
     A majority of the votes entitled to be cast on a matter by the holders of shares that, pursuant to the Articles of Incorporation or the Washington Business Corporation Act, are entitled to vote and be counted collectively upon such matter, represented in person or by proxy, shall constitute a quorum of such shares at a meeting of shareholders. If less than a quorum is present or represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time without further notice if the new date, time or place is announced at the meeting before adjournment. Any business may be transacted at a reconvened meeting that might have been transacted at the meeting as originally called, provided a quorum is present or represented thereat. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business thereat, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof (unless a new record date is or must be set for the adjourned meeting) notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
     2.11 Manner of Acting
     If a quorum is present, action on a matter other than the election of Directors shall be approved if the votes cast in favor of the action by the shares entitled to vote and be counted collectively upon such matter exceed the votes cast against such action by the shares entitled to vote and be counted collectively thereon, unless the Articles of Incorporation or the Washington Business Corporation Act requires a greater number of affirmative votes.

     2.12 Proxies
     A shareholder may vote by proxy executed in writing by the shareholder or by his or her attorney-in-fact or agent. Such proxy shall be effective when received by the Secretary or other officer or agent authorized to tabulate votes. A proxy shall become invalid 11 months after the date of its execution, unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment thereof.
     2.13 Voting of Shares
     Except as provided in the Articles of Incorporation or in Section 2.14 hereof, each outstanding share entitled to vote with respect to a matter submitted to a meeting of shareholders shall be entitled to one vote upon such matter.
     2.14 Voting for Directors
     Each shareholder entitled to vote at an election of Directors may vote, in person or by proxy, the number of shares owned by the shareholder for as many persons as there are Directors to be elected and for whose election the shareholder has a right to vote or to cumulate votes for one or more nominees. Unless otherwise provided in the Articles of Incorporation, the candidates elected shall be those receiving the largest number of votes cast, up to the number of Directors to be elected. Directors may be elected by consent in lieu of an annual or special meeting in accordance with Section 2.15 of these Bylaws.
     2.15 Action by Shareholders Without a Meeting
     Any action that could be taken at a meeting of the shareholders may be taken without a meeting if one or more written consents setting forth the action so taken are signed by all shareholders entitled to vote on the action and are delivered to the corporation. If not otherwise fixed by the Board, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent. A shareholder may withdraw a consent only by delivering a written notice of withdrawal to the corporation prior to the time that all consents are in the possession of the corporation. Action taken by written consent of shareholders without a meeting is effective when all consents are in the possession of the corporation, unless the consent specifies a later effective date. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of the shareholders.
     2.16 Inspectors of Election
          2.16.1 Appointment
     In advance of any meeting of shareholders, the Board shall appoint one or more persons to act as inspectors of election at such meeting and to make a written report thereof. The Board may designate one or more persons to serve as alternate inspectors to serve in place of any inspector who is unable or fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the chairman of such meeting shall appoint one or more persons to act as inspector of elections at such meeting.
          2.16.2 Duties
     The inspectors of election shall:
     (a) ascertain the number of shares of the corporation outstanding and the voting power of each such share;
     (b) determine the shares represented at the meeting and the validity of proxies and ballots;
     (c) count all votes and ballots;
     (d) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by them; and
     (e) certify their determination of the number of shares represented at the meeting and their count of the votes and ballots.
     The validity of any proxy or ballot shall be determined by the inspectors of election in accordance with the applicable provisions of these Bylaws and the Washington Business Corporation Act as then in effect. In determining the validity of any proxy transmitted by telegram, cablegram or other electronic transmission, the inspectors shall record in writing the information upon which they relied in making such determination. Each inspector of elections shall, before entering upon the discharge of his or her duties, take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors of election may appoint or retain other persons or entities to assist them in the performance of their duties.
SECTION 3. BOARD OF DIRECTORS
     3.1 General Powers
     All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board, except as may be otherwise provided in these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act.
     3.2 Number and Tenure
     The Board shall be composed of 10 Directors. The number of Directors may be changed from time to time by amendment to these Bylaws, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. The Directors shall be divided into three classes designated as Class 1, Class 2 and Class 3, respectively. At each annual meeting of shareholders, Directors shall be elected for a full term of three years to succeed the Directors of the class whose terms expire at such annual meeting. Notwithstanding any of the foregoing provisions of this subsection 3.2, Directors shall serve until their successors are elected and qualified or until their earlier death, resignation or removal from office or until there is a decrease in the number of Directors.
     3.3 Nomination and Election
          3.3.1 Nomination
     Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations for the election of Directors may be made (a) by or at the direction of the Board or (b) by any shareholder of record entitled to vote for the election of Directors at such meeting; provided, however, that a shareholder may nominate persons for election as Directors only if written notice (in accordance with subsection 2.6.3 hereof) of such shareholder’s intention to make such nominations is received by the Secretary not later than (i) with respect to an election to be held at an annual meeting of the shareholders, not fewer than 90 nor more than 120 days prior to the anniversary date of the prior year’s annual meeting; provided that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 90th day and not later than the close of business on the later of (x) the 90th day prior to such annual meeting or (y) the tenth day following the day on which the notice of the date of the annual meeting was mailed or such public disclosure was made, and (ii) with respect to an election to be held at a special meeting of the shareholders for the election of Directors, the close of business on the seventh business day following the date on which notice of such meeting is first given to shareholders. Any such shareholder’s notice shall set forth (a) the name and address of the shareholder who intends to make a nomination; (b) a representation that the shareholder is entitled to vote at such meeting and a statement of the number of shares of the corporation that are beneficially owned by the shareholder; (c) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) as to each person the shareholder proposes to nominate for election or re-election as a Director, the name and address of such person and such other information regarding such nominee as would be required in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such nominee been nominated by the Board, and a description of any arrangements or understandings, between the shareholder and such nominee and any other persons (including their names), pursuant to which the nomination is to be made; and (e) the consent of each such nominee to serve as a Director if elected. If the facts warrant, the Board, or the chairman of a shareholders’ meeting at which Directors are to be elected, may determine and declare that a nomination was not made in accordance with the foregoing procedure and, if it is so determined, the defective nomination shall be disregarded. The right of shareholders to make nominations pursuant to the foregoing procedure is subject to the superior rights, if any, of the holders of any class or series of stock having a preference over the common stock. The procedures set forth in this subsection 3.3 for nomination for the election of Directors by shareholders are in addition to, and not in limitation of, any procedures now in effect or hereafter adopted by or at the direction of the Board or any committee thereof.
          3.3.2 Election
     At each election of Directors, the persons receiving the greatest number of votes, up to the number of Directors to be elected, shall be the Directors.

     3.4 Annual and Regular Meetings
     Unless otherwise determined by resolution, an annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of shareholders. By resolution the Board, or any committee thereof, may specify the time and place either within or without the State of Washington for holding regular meetings thereof without notice other than such resolution.
     3.5 Special Meetings
     Special meetings of the Board or any committee designated by the Board may be called by the Chairman of the Board, or at the request of the Chief Executive Officer or, in the case of special Board meetings, the majority of Directors or, in the case of any special meeting of any committee designated by the Board, by the Chairman thereof. The person or persons authorized to call special meetings may fix any place either within or without the State of Washington as the place for holding any special Board or committee meeting called by them.
     3.6 Meetings by Communications Equipment
     Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by, or conduct the meeting through the use of, any means of communication by which all Directors participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence at a meeting.
     3.7 Notice of Special Meetings
     Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be given to a Director in writing or orally. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice of such meeting.
          3.7.1 Personal Delivery
     If notice is given by personal delivery, the notice shall be effective if delivered to a Director at least two days before the meeting.
          3.7.2 Delivery by Mail
     If notice is delivered by mail, the notice shall be deemed effective if deposited in the official government mail at least five days before the meeting, properly addressed to a Director at his or her address shown on the records of the corporation, with postage thereon prepaid.
          3.7.3 Delivery by Private Carrier
     If notice is given by private carrier, the notice shall be deemed effective when dispatched to a Director at his or her address shown on the records of the corporation at least three days before the meeting.
          3.7.4 Facsimile Notice
     If notice is delivered by wire or wireless equipment which transmits a facsimile of the notice, the notice shall be deemed effective when dispatched at least two days before the meeting to a Director at his or her telephone number or other number appearing on the records of the corporation.
          3.7.5 Delivery by Email
     If notice is delivered by email, the notice shall be deemed effective upon electronic confirmation of receipt, such as by receipt by the sender of an electronic return receipt at least three days before the meeting.
          3.7.6 Oral Notice
     If notice is delivered orally, by telephone or in person, the notice shall be deemed effective if personally given to the Director at least two days before the meeting.

     3.8 Waiver of Notice
          3.8.1 In Writing
     Whenever any notice is required to be given to any Director under the provisions of these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice and delivered to the corporation, whether before or after the date and time of the meeting, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board or any committee designated by the Board need be specified in the waiver of notice of such meeting.
          3.8.2 By Attendance
     A Director’s attendance at or participation in a Board or committee meeting shall constitute a waiver of notice of such meeting, unless the Director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business thereat and does not thereafter vote for or assent to action taken at the meeting.
     3.9 Quorum
     A majority of the number of Directors fixed by or in the manner provided in these Bylaws shall constitute a quorum for the transaction of business at any Board meeting but, if less than a quorum are present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.
     3.10 Manner of Acting
     Except as otherwise provided herein, if a quorum is present when the vote is taken, the act of the majority of the Directors present at a Board meeting shall be the act of the Board, unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act.
     3.11 Presumption of Assent
     A Director of the corporation who is present at a Board or committee meeting at which any action is taken shall be deemed to have assented to the action taken unless (a) the Director objects at the beginning of the meeting, or promptly upon the Director’s arrival, to holding the meeting or transacting any business thereat, (b) the Director’s dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) the Director delivers written notice of the Director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within a reasonable time after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.
     3.12 Action by Board or Committees Without a Meeting
     Any action which could be taken at a meeting of the Board or of any committee created by the Board may be taken without a meeting if one or more written consents setting forth the action so taken are signed by each of the Directors or by each committee member either before or after the action is taken and delivered to the corporation. Action taken by written consent of Directors without a meeting is effective when the last Director signs the consent, unless the consent specifies a later effective date. Any such written consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.
     3.13 Resignation
     Any Director may resign at any time by delivering written notice to the Chairman of the Board. Any such resignation is effective upon delivery thereof unless the notice of resignation specifies a later effective date and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     3.14 Removal
     Directors shall, as provided in the Articles of Incorporation, be removed only for cause and only at a meeting of shareholders expressly called for that purpose. Such removal shall be by the holders of not less than two-thirds of the shares entitled to elect the Director or Directors whose removal is sought.
     3.15 Vacancies
     Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of Directors, shall, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the Directors then in office, even though less than a quorum of the Board of Directors, and not by the shareholders, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships may be filled by the shareholders. A Director elected to fill a vacancy shall serve only until the next election of Directors by the shareholders.
3.16 Committees
          3.16.1 Creation of Committees
     The Board, by resolution adopted by the greater of a majority of the Directors then in office and the number of Directors required to take action in accordance with these Bylaws, may create standing or temporary committees, including an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Planning Committee, and designate members thereto from its own number based upon the recommendation of the Nominating and Governance Committee with respect to membership and chairmanship, if in existence, and invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board, these Bylaws and applicable law. Each committee must have three or more members, who shall serve at the pleasure of the Board.
          3.16.2 Authority of Committees
     Each committee shall have and may exercise all of the authority of the Board to the extent provided in the resolution of the Board or as set forth in the charter of such Committee creating the committee and any subsequent resolutions pertaining thereto and adopted in like manner, except that no such committee shall have the authority to: (1) authorize or approve a distribution except according to a general formula or method prescribed by the Board, (2) approve or propose to shareholders actions or proposals required by the Washington Business Corporation Act to be approved by shareholders, (3) fill vacancies on the Board or any committee thereof, (4) adopt, amend or repeal Bylaws, (5) amend the Articles of Incorporation pursuant to RCW 23B.10.020, (6) approve a plan of merger not requiring shareholder approval, or (7) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares except that the Board may authorize a committee or a senior executive officer of the corporation to do so within limits specifically prescribed by the Board.
          3.16.3 Quorum and Manner of Acting
     A majority of the number of Directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee but, if less than a quorum are present at a meeting, a majority of such Directors present may adjourn the meeting from time to time without further notice. Except as may be otherwise provided in the Washington Business Corporation Act, if a quorum is present when the vote is taken the act of a majority of the members present shall be the act of the committee.
          3.16.4 Minutes of Meetings
     All committees shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.
          3.16.5 Resignation
     Any member of any committee may resign at any time by delivering written notice thereof to the Chairman of the Board. Any such resignation is effective upon delivery thereof, unless the notice of resignation specifies a later effective date, and the acceptance of such resignation shall not be necessary to make it effective.
          3.16.6 Removal
     The Board may remove any member of any committee elected or appointed by it but only by the affirmative vote of the greater of a majority of the Directors then in office and the number of Directors required to take action in accordance with these Bylaws.
     3.17 Compensation
     By Board resolution, Directors and committee members may be paid their expenses, if any, of attendance at each Board or committee meeting, a fixed sum for attendance at each Board or committee meeting, and receive an annual retainer as Director or a committee member, which may be paid in cash, Company’s securities or a combination. No such payment shall preclude any Director or committee member from serving the corporation in any other capacity and receiving compensation therefor.

SECTION 4. OFFICERS
     4.1 Appointment and Term
     The officers of the corporation shall be those officers appointed or elected from time to time by the Board or by any other officer empowered to do so. The Board shall have sole power and authority to appoint or elect executive officers. The Board or the President may appoint such other officers and assistant officers to hold office for such period, have such authority and perform such duties as may be prescribed. The Board may delegate to any other officer the power to appoint any subordinate officers and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person. Unless an officer dies, resigns or is removed from office, he or she shall hold office until his or her successor is appointed.
     4.2 Resignation
     Any officer may resign at any time by delivering written notice thereof to the Chief Executive Officer. Any such resignation is effective upon delivery thereof, unless the notice of resignation specifies a later effective date, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     4.3 Removal
Any officer may be removed by the Board at any time, with or without cause. An officer or assistant officer, if appointed by another officer, may also be removed by any officer authorized to appoint officers or assistant officers.
     4.4 Contract Rights of Officers
The appointment of an officer does not itself create contract rights.
     4.5 Chairman of the Board
If appointed, the Chairman of the Board shall perform such duties as shall be assigned to him or her by the Board from time to time and shall preside over meetings of the Board and shareholders unless another officer is appointed or designated by the Board as Chairman of such meetings.
     4.6 Chief Executive Officer
If appointed, the Chief Executive Officer shall be the chief executive officer of the corporation, shall preside over meetings of the Board and shareholders in the absence of a Chairman of the Board and, subject to the Board’s control, shall supervise and control all of the assets, business and affairs of the corporation. In the event of the death of the Chairman of the Board or his or her inability to act, the Chief Executive Officer shall perform the duties of the Chairman of the Board, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the Chairman of the Board. The Chief Executive Officer may sign, alone or with the Secretary or an Assistant Secretary or with the Treasurer or an Assistant Treasurer, certificates for shares of the corporation, deeds, mortgages, bonds, contracts or other instruments, except when the signing and execution thereof have been expressly delegated by the Board or by these Bylaws to some other officer or agent of the corporation or are required by law to be otherwise signed or executed by some other officer or in some other manner. In general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and such other duties as are prescribed by the Board from time to time.
     4.7 President
The President shall be the chief operating officer of the corporation unless some other officer is so designated by the Board. The President may sign, with the Secretary or any Assistant Secretary or with the Treasurer or an Assistant Treasurer, certificates for shares of the corporation. The President shall perform such other duties as from time to time may be assigned to him or her by the Chairman of the Board or by the Board.
     4.8 Vice President
     In the event of the death of the President or his or her inability to act, the Vice President (or if there is more than one Vice President, the Vice President who was designated by the Board as the successor to the President, or if no Vice President is so designated, the Vice President first elected to such office) shall perform the duties of the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or any Assistant Secretary or with the Treasurer or any Assistant Treasurer, certificates for shares of the corporation. Vice Presidents shall perform such other duties as from time to time may be assigned to them by the Chairman of the Board, the President or the Board.

     4.9 Secretary
     If appointed, the Secretary shall be responsible for preparation of minutes of the meetings of the Board and shareholders, maintenance of the corporation records and stock registers, and authentication of the corporation’s records and shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by or at the direction of the Board. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.
     4.10 Treasurer
     If appointed, the Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in banks, trust companies or other depositories selected in accordance with the provisions of these Bylaws, and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by or at the direction of the Board. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer. If required by the Board, the Treasurer or any Assistant Treasurer shall give a bond for the faithful discharge of his or her duties in such amount and with such surety or sureties as the Board shall determine.
     4.11 Salaries
     The salaries of the officers shall be determined by the Board or by any person or persons, including the Compensation Committee, to whom the Board has delegated such authority.
SECTION 5. CONTRACTS, LOANS, CHECKS AND DEPOSITS
     5.1 Contracts
     The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.
     5.2 Loans to the Corporation
     No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.
     5.3 Checks, Drafts, Etc.
     All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as is from time to time determined by resolution of the Board.
     5.4 Deposits
     All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may select.
SECTION 6. CERTIFICATES FOR SHARES AND THEIR TRANSFER
     6.1 Issuance of Shares
     No shares of the corporation shall be issued unless authorized by the Board, or by a committee designated by the Board to the extent such committee is empowered to do so.
     6.2 Certificates for Shares
     (a) Certificates representing shares of the corporation shall be signed, either manually or in facsimile, by the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary and shall include on their face written notice of any restrictions which may be imposed on the transferability of such shares. All certificates shall be consecutively numbered or otherwise identified.

     (b) The Board of Directors may authorize the issue of some or all of the shares without certificates. Within a reasonable time after the issue or transfer of shares without certificates, the corporation shall send the shareholder a written statement of the information required on certificates by the Washington Business Corporation Act.
     6.3 Stock Records
     The stock transfer books shall be kept at the principal office of the corporation or at the office of the corporation’s transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof, shall be entered on the stock transfer books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.
     6.4 Transfer of Shares
     The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and cancelled.
     6.5 Lost or Destroyed Certificates
     In the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board may prescribe.
SECTION 7. BOOKS AND RECORDS
The corporation shall
(a)	keep as permanent records minutes of all meetings of its shareholders and the Board, a record of all actions taken by the shareholders or the Board without a meeting, and a record of all actions taken by a committee of the Board exercising the authority of the Board on behalf of the corporation;

(b)	maintain appropriate accounting records; and

(c)	maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each; provided, however, such record may be maintained by an agent of the corporation.
SECTION 8. ACCOUNTING YEAR
     The accounting year of the corporation shall be the calendar year, provided that if a different accounting year is at any time selected by the Board for purposes of federal income taxes, or any other purpose, the accounting year shall be the year so selected.
SECTION 9. SEAL
     The Board may provide for a corporate seal which shall consist of the name of the corporation, the state of its incorporation and the year of its incorporation.
SECTION 10. INDEMNIFICATION
10.1	Right to Indemnification
     Each person who was, is or is threatened to be made a named party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director or officer of the corporation or, that being or having been such a Director or officer or an employee of the corporation, he or she is or was serving at the request of the corporation as a Director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise (hereinafter an “indemnitee”), whether the basis of a proceeding is alleged action in an official capacity as such a Director, officer, partner, trustee, employee or agent or in any other capacity while serving as such a Director, officer, partner, trustee, employee or agent, shall be indemnified and held harmless by the corporation against all expense, liability and loss (including counsel fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, partner, trustee, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Except as provided in subsection 10.2 of this Section with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if a proceeding (or part thereof) was authorized or ratified by the Board. The right to indemnification conferred in this Section shall be a contract right.
     10.2 Restrictions on Indemnification
     No indemnification shall be provided to any such indemnitee for acts or omissions of the indemnitee finally adjudged to be intentional misconduct or a knowing violation of law, for conduct of the indemnitee finally adjudged to be in violation of Section 23B.08.310 of the Washington Business Corporation Act, for any transaction with respect to which it was finally adjudged that such indemnitee personally received a benefit in money, property or services to which the indemnitee was not legally entitled or if the corporation is otherwise prohibited by applicable law from paying such indemnification, except that if Section 23B.08.560 or any successor provision of the Washington Business Corporation Act is hereafter amended, the restrictions on indemnification set forth in this subsection 10.2 shall be as set forth in such amended statutory provision.
     10.3 Advancement of Expenses
     The right to indemnification conferred in this Section shall include the right to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”). An advancement of expenses shall be made upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this subsection 10.3.
     10.4 Right of Indemnitee to Bring Suit
     If a claim under subsection 10.1 or 10.3 of this Section is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part, in any such suit or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this Section upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking has been tendered to the corporation) and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled.
     10.5 Procedures Exclusive
     Pursuant to Section 23B.08.560(2) or any successor provision of the Washington Business Corporation Act, the procedures for indemnification and advancement of expenses set forth in this Section are in lieu of the procedures required by Section 23B.08.550 or any successor provision of the Washington Business Corporation Act.
10.6 Nonexclusivity of Rights
     The right to indemnification and the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or Bylaws of the corporation, general or specific action of the Board, contract or otherwise.
     10.7 Insurance, Contracts and Funding
     The corporation may maintain insurance, at its expense, to protect itself and any Director, officer, partner, trustee, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act. The corporation may enter into contracts with any Director, officer, partner, trustee, employee or agent of the corporation in furtherance of the provisions of this Section and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section.

     10.8 Indemnification of Employees and Agents of the Corporation
     The corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees and agents or any class or group of employees and agents of the corporation (i) with the same scope and effect as the provisions of this Section with respect to the indemnification and advancement of expenses of Directors and officers of the corporation; (ii) pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act; or (iii) as are otherwise consistent with law.
     10.9 Persons Serving Other Entities
     Any person who, while a Director, officer or employee of the corporation, is or was serving (a) as a Director or officer of another foreign or domestic corporation of which a majority of the shares entitled to vote in the election of its Directors is held by the corporation or (b) as a partner, trustee or otherwise in an executive or management capacity in a partnership, joint venture, trust or other enterprise of which the corporation or a wholly owned subsidiary of the corporation is a general partner or has a majority ownership shall be deemed to be so serving at the request of the corporation and entitled to indemnification and advancement of expenses under subsections 10.1 and 10.3 of this Section.
SECTION 11. AMENDMENTS
     These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board, except that the Board may not repeal or amend any Bylaw that the shareholders have expressly provided, in amending or repealing such Bylaw, may not be amended or repealed by the Board. The shareholders may also alter, amend and repeal these Bylaws or adopt new Bylaws; provided, however, that unless otherwise required by the Articles of Incorporation, the affirmative vote of at least two-thirds of the outstanding shares of the Corporation entitled to vote in the election of Directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the corporation.
     The foregoing Bylaws were adopted by the Board of Directors on April 26, 2007.